UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                   ____________

                                     FORM 8-K

                                 CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported)
                         February 4, 2005 (January 31, 2005)
                                   ____________

                                   MEDICORE, INC.
                (Exact name of registrant as specified in its charter)

           Florida                      0-6906               59-0941551
(State or other jurisdiction          (Commission           (IRS Employer
      of incorporation)               File Number)         Identification No.)

   2337 West 76th Street, Hialeah, FL                         33016
(Address of principal executive offices)                    (Zip Code)

    Registrant's telephone number, including area code: (305) 558-4000

                                  Not Applicable
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

     On January 31, 2005, the board of directors of Medicore, Inc. (the "Company") approved the recommendations of its Compensation Committee with respect to awarding bonuses to executive officers and to paying director fees. Thomas K. Langbein, Chairman of the Board, President and Chief Executive Officer of the Company, was awarded a bonus of $150,000. Mr. Langbein also received a $100,000 director fee from Dialysis Corporation of America ("DCA"), the 57% owned public subsidiary of the Company, in recognition of his services as Chairman of the Board of DCA. Daniel R. Ouzts, Vice President of Finance, Chief Financial Officer and Treasurer of the Company, and Vice President of DCA, was awarded a $15,000 bonus by the Company. Each director of the Company, other than Mr. Langbein, received a fee of $15,000 for services as members of the board. Lawrence E. Jaffe, a director and corporate secretary, is a member of Jaffe & Falk, LLC, counsel to the Company, which received a $15,000 award from the Company. Jaffe & Falk, LLC, is also counsel to DCA from which it received an award of $50,000. Peter D. Fischbein, a director of the Company is also a director of DCA, and he received, as did the other DCA directors, a $20,000 fee. The awards were based upon the substantial efforts of those individuals and the performance of the Company and its dialysis operations through DCA.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  MEDICORE, INC.

                                    /s/ Thomas K. Langbein
                                  By-----------------------------------
                                    THOMAS K. LANGBEIN
                                    Chairman of the Board, President and
                                    Chief Executive Officer

Dated:  February 4, 2005